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                                                                   EXHIBIT 99.6

                            SHARE PURCHASE AGREEMENT

THIS AGREEMENT made the 7th day of September, 2000.


BETWEEN:

         STANDARD RADIO INC.

         (herein called the "Purchaser")

AND:

         MICHAEL METCALFE

         (herein called the "Vendor")

WHEREAS:

A. The Vendor is the registered and beneficial owner of, inter alia, 1,250,000 common shares in the capital of Globalmedia.com (the "Securities");

B. The Vendor has agreed to sell and the Purchaser has agreed to purchase the Securities on the terms and conditions contained in this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration (the receipt and sufficiency of which is acknowledged by each of the parties), the parties agree as follows:

1. SALE AND PURCHASE

1.1 The Vendor hereby agrees to sell the Securities and the Purchaser hereby agrees to purchase the Securities on the terms and conditions contained in this Agreement according to the following schedule:

     (a) 1,000,000 of the Securities (the "Initial Securities") on closing of a private placement by the Purchaser of 1,388,888 newly issued common shares of Globalmedia.com having a total acquisition cost of U.S.$2,500,000; and

     (b) 250,000 of the Securities (the "Subsequent Securities") on closing of a subsequent private placement by the Purchaser of newly issued common shares of Globalmedia.com having a total acquisition cost to the Purchaser of a minimum of U.S.$2,500,000.

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2.   PURCHASE PRICE

2.1 The purchase price for the Securities shall be U.S.$0.02 per share payable on closing of the sale of the Initial Securities or the Subsequent Securities as the case may be.

3.   REPRESENTATIONS, WARRANTIES AND ACKNOWLEDGEMENTS OF THE VENDOR

3.1 REPRESENTATIONS - The Vendor represents and warrants to the Purchaser as follows, with the intent that the Purchaser shall rely thereon in entering into this Agreement and in concluding the purchase of the Securities as contemplated in this Agreement:

     (a) OWNERSHIP - The Vendor is the sole legal and beneficial owner of the Securities;

     (b) ALLOTMENT AND ISSUE - The Securities have been duly and validly allotted and issued or created and are outstanding as fully paid and non-assessable;

     (c) TITLE - The Purchaser will acquire good, marketable and unencumbered title to the Securities free and clear of all liens, charges or encumbrances of any kind whatsoever;

     (d) CAPACITY - The Vendor has full right, authority and capacity to enter into this Agreement and to carry out its terms and to transfer the Securities to the Purchaser in accordance with the terms of this Agreement;

     (e) NO OTHER RIGHTS - No person, firm or corporation has any unexpired agreement, option or right to purchase the Securities and the Vendor has no knowledge of any interest which may affect the right of the Purchaser to own and obtain all benefits from the Securities; and

     (f) SHAREHOLDER AGREEMENTS - The Securities are not subject to any shareholders, voting trust, pooling or like agreement which will be binding upon the Purchaser as the purchaser of the Securities.

3.2 SURVIVAL - All of the representations, warranties, covenants, agreements and acknowledgements made by the Vendor in this Agreement shall continue in full force and effect, notwithstanding the closing of the sale and purchase provided for in this Agreement.

3.3 INDEMNITY - The Vendor shall indemnify and save harmless the Purchaser from and against all costs, loss and damages suffered or incurred by the Purchaser directly or indirectly by reason of a misrepresentation, breach of warranty or non-fulfilment of any covenant or agreement of the Vendor contained in this Agreement.

4.   ACKNOWLEDGEMENTS BY THE PURCHASER

4.1  The Purchaser acknowledges that:

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     (a)  RESTRICTIONS ON TRANSFER - The Vendor is an "affiliate" of
          Globalmedia.com (as that term is defined under Rule 144 of the SECURITIES ACT OF 1933) ("Rule 144") as a result of which the Securities are "restricted securities" as defined under Rule 144 and subject to the resale restrictions set out therein;

     (b) ADDITIONAL RESTRICTIONS ON TRANSFER - Globalmedia.com is not a reporting issuer in the Province of Ontario as a result of which the Securities may be restricted from transfer under the SECURITIES ACT (Ontario); and

     (c) LEGAL ADVICE - The Purchaser has been advised by the Vendor that it should consult its own legal adviser before disposing of all or any part of the Securities to avoid breach of relevant securities laws, regulations and policies.

5.   PURCHASER'S CONDITIONS

5.1 The obligations of the Purchaser in this Agreement are subject to the following conditions which are for the exclusive benefit of the Purchaser:

     (a) CERTIFICATES - Delivery by the Vendor to the Purchaser of the certificates representing the Initial Securities or the Subsequent Securities as the case may be, endorsed for transfer to the Purchaser;

     (b) REPRESENTATIONS TRUE - The representations, warranties and acknowledgements of the Vendor contained in paragraph 3 shall be true and correct on the closing date of the purchase of the Initial Securities and the Subsequent Securities;

     (c) MISCELLANEOUS - Receipt by the Purchaser of such other documents or completion of such other steps as counsel to the Purchaser reasonably deems necessary to effectively complete the purchase of the Securities by the Purchaser as contemplated in this Agreement.

6.   VENDOR'S CONDITIONS

6.1 The obligations of the Vendor in this Agreement are subject to delivery by the Purchaser to the Vendor of the Purchase Price in respect of the Initial Securities or the Subsequent Securities, as the case may be.

7.   GENERAL

7.1 ASSIGNMENT - The Purchaser may, by notice in writing to the Vendor, assign its rights hereunder, in whole or in part, to a third party without consent.

7.2 ENUREMENT - This Agreement shall enure to the benefit of and shall be binding upon each of the parties hereto and their respective heirs, executors, administrators, successors and assigns and in this regard it is acknowledged that the Purchaser may assign its rights hereunder to one or more parties without consent.

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7.3  FURTHER ASSURANCES - Each of the parties shall execute such further and other documents and do such further and other acts as may be necessary to give effect to this Agreement.

7.4 PROPER LAW - This Agreement shall be governed by the laws of the State of Nevada which shall be deemed to be the proper law hereof.

7.5  TIME - Time shall be of the essence of this Agreement.

7.6 AMENDMENT - This Agreement may not be modified or amended except by instrument in writing signed by the parties hereto or by their respective heirs, executors, administrators, successors or permitted assigns.

7.7 ENTIRE AGREEMENT - The terms and provisions herein constitute the entire agreement between the parties with respect to the subject matter hereof and shall supersede any previous oral or written communications.

7.8 SEVERANCE - If a provision of this Agreement is wholly or partially invalid, this Agreement shall be interpreted as if the invalid provision had not been a part.

7.9 NON-WAIVER - No condoning, excusing or waiver by any party of any default, breach or non-observance by any other party will operate as a waiver of that party's rights in respect of any continuing or subsequent default, breach or non-observance or so as to defeat or affect in any way the rights of that party in respect of any continuing or subsequent default, breach or non-observance, and no waiver will be inferred from or implied by anything done or omitted to be done by the party having those rights.

7.10 HEADINGS - The headings to the paragraphs in this Agreement are inserted for convenience of reference only and will not affect the construction or interpretation of this Agreement.

7.11 COUNTERPARTS - This Agreement may be executed in facsimile counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts together shall constitute the same Agreement.

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     IN WITNESS WHEREOF the parties have executed this Agreement on the day and year first above written.

STANDARD RADIO INC.

Per: /s/ David J. Cowan
     ---------------------------------
     Authorized Signatory


SIGNED, SEALED and DELIVERED by         )
MICHAEL METCALFE in the presence of:    )
                                        )
/s/ David J. Cowan                      )
-------------------------------------   )
Signature                               )
                                        )
David J. Cowan                          )   /s/ Michael Metcalfe
-------------------------------------   )   -----------------------------------
Print Name                              )   Michael Metcalfe
                                        )
800-885 West Georgia Street             )
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Address                                 )
                                        )
Vancouver, B.C.  V6C 3H1                )
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                                        )
Barrister & Solicitor                   )
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Occupation                              )